Exhibit 10.3

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (“Agreement”) is made and effective as of the 30th day of February, 2022 (“Effective Date”) by and between MetConnect LLC, a Wyoming Limited Liability Company, registered at 3932 Walgrove Ave., Unit A, Los Angeles, CA 90066 (“Seller”), and MEDIES, a Wyoming Corporation, with a principal address at 4 Fall Park Court, Leeds, West Yorkshire LS13 2LP, United Kingdom (“Buyer”).

WITNESSETH

WHEREAS, Buyer wishes to buy and Seller wishes to sell to Buyer the Assets (as hereinafter defined): and

WHEREAS, the parties wish to memorialize the terms and conditions of the purchase and sale of the Assets in a written agreement.

NOW, THEREFORE, for and in consideration of the terms and conditions provided below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the parties hereto hereby agree as follows:

1.             Sale and Purchase of Assets. At the “Closing” as hereinafter defined and subject to the terms and conditions of this Agreement, Seller agrees to sell and Buyer agrees to purchase the following intellectual property – intangible assets, which are used or useful in the business operations of the Seller and as more specifically defined below (collectively, the “Assets”):

a.              Intangible Assets. Consisting of all Meta Movement intangible assets and Meta Movement associated intellectual property owned by the Seller, as listed in the Exhibit B. Including, without limitations: the business plan, the brand; its USPTO trademark protection (that is due to be granted); logo; the Meta Movement NFT; website; brand design; all social network and internet presence; any related licenses, computer software and their associated licenses; advertising material and relevant supplies. Furthermore: “Yellow Pages” listings, “White Pages” listings (if any); any and all URL’s listed on the World Wide Web; associated telephone numbers; all existing or potential customer agreements; and accounts receivable for existing customers of Seller where Meta Movement was used as the product brand. Moreover: all permits and licenses for the conduct of Seller’s business under Meta Movement brand, whether such permits or licenses were issued by state or local authorities, good will and the right to use on an exclusive basis the name “Meta Movement” and any formal derivation of such name and its associated writings and images.

b.             Excluded Assets. Any liability of Meta Movement not expressly assumed by Buyer herein for the Assets that accrue before Closing are the sole liabilities and responsibility of the Seller, and Seller shall continue to be responsible for those liabilities that accrue for activity prior to Closing.

This Agreement constitutes a sale of certain assets of Seller only and is not a sale of any stock in any entity comprising of all or any part of the Seller. Buyer is not assuming and shall not be responsible for the payment of any liabilities or obligations of the Seller or the shareholders of Seller whatsoever, including but not limited to any collective bargaining agreement or other agreement, benefits, plans or arrangements affecting employees or suppliers.

2.             Purchase Price. Buyer shall pay the Seller, as the total purchase price for the Assets an amount equal to Twenty-Five Thousand Five Hundred Dollars ($25,500) (“the Purchase Price”). The Purchase Price shall be paid to Seller as follows:

With a promissory note, or “promise to pay” $25,500, by or before 30th day of February, 2024. – as narrated in the Exhibit A to this Asset Purchase Agreement.

3.             Third Party Consents to Transfer. This Agreement shall not constitute an agreement to assign any interest in any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising under or resulting from them, if an assignment without the consent of a third party would constitute a breach or violation of them or affect adversely the ability of Seller or one or more of its subsidiaries to convey the interest to Buyer without impairment. If a consent of a third party which is required in order to assign any interest of Seller in and to the Assets is not obtained prior to the Closing Date, or if an attempted assignment would be ineffective or would adversely affect Seller’s or one or more of its subsidiaries’ ability to convey the Asset(s) to Buyer without impairment: (a) Seller or one or more of its subsidiaries will cooperate with Buyer in any lawful and economically feasible arrangement to provide that Buyer shall receive the Asset(s) of Seller or one or more of its subsidiaries in the benefits, and, to the extent Buyer receives such benefits, Buyer shall accept the burdens and perform the obligations, under any such instrument, contract, lease, permit or other agreement or arrangement, including performance by Buyer or Seller or one or more of its subsidiaries as agent for the other, if economically feasible and (b) any transfer or assignment to Buyer by Seller or one or more of its subsidiaries of any Asset under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. The terms and conditions of this Paragraph 3 shall survive and remain biding upon each of the parties hereto following the Closing hereof.

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4.            Disclosure of Confidential Information and Non-Competition.

a.                 Non-Disclosure. Seller herby agrees that Seller shall not use for any purpose, and will not directly or indirectly disseminate or disclose to any other person or entity any of the trade secrets; marketing techniques and materials; customer names and all other information relating to Seller’s customers; price list; pricing policies and any and all financial information relating to the business of Seller or Buyer or its customers; employee lists, supplier lists; prospect list; and any other confidential or proprietary information relating to the business of Seller or Buyer (collectively the “Confidential Information”).

b.               Non-Solicitation. For a period of two (2) years following the Closing Date, the Seller shall not directly or indirectly: (i) contact, solicit, advise or consult any customer of either Seller or Buyer for the purpose of causing such customer to purchase, license or otherwise obtain products or services which are similar to or in any way compete with the Meta Movement products or services sold or provided by the Buyer; or (ii) induce, or attempt to induce, any customer to cancel, diminish, decrease or curtail any business relationship, contractual or otherwise, with the Buyer; or (iii) contact, solicit, induce or attempt to induce or influence any employee, independent contractor or agent of Buyer to terminate his or her employment, engagement or contractual relationship with Buyer.

c.               Covenants Against Competition. For a period of two (2) years following the Closing Date, the Seller shall not directly or indirectly, assist or have an interest in (whether or not such interest is active), whether as partner, investor, stockholder, officer, director or as any type of principal whatever, or entered into the employment of or act as an independent contractor or agent for or advisor or consultant to any individual or entity that is or is about to become directly or indirectly engaged in, any business or activity which is the same or similar to the business of Buyer, or that competes in any manner with the business conducted by Buyer.

d.	Damages and Remedies.

(i)                   Injunctive Relief. Seller hereby acknowledges and agrees that Buyer would be irreparably injured, the value the business of Buyer would be irreparably damaged and Buyer could not adequately be compensated solely by monetary damages, if Seller were to violate the terms of Sections 4(a), 4(b) or 4(c) of this Agreement (collectively the “Restrictions”). Seller agrees that, if Seller shall violate any of the Restrictions, Buyer specifically shall be entitled to injunctive and other equitable relief to enjoin Seller’s violations of such Restrictions. Seller agrees to (i) not oppose such injunctive relief, and (ii) pay all court costs and attorney fees Buyer incurs in seeking or obtaining injunctive relief.

(ii)                   Remedies Cumulative. The above remedy shall be cumulative and in addition to any other rights or remedies to which Buyer is or may be entitled at law or in equity or under this Agreement.

e.	Enforceability of Agreement.

(i)                    Reasonableness of Restrictions. Seller has carefully read and considered the Restrictions and, having done so, agrees that the Restrictions (including, but not limited to, the time period of restriction set forth herein) are fair and reasonable and are reasonably required for the protection of the interest of Buyer. Seller has had the opportunity to consult with an attorney prior to the execution of this Agreement, and freely executes this Agreement following such consultation and with the advice of its attorney.

(ii)                   Severability. In the event that, notwithstanding the foregoing, any part of the Restrictions shall be held to be invalid or unenforceable, the remaining parts thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included herein.

(iii)                  Time Period. In the event that a Court of competent jurisdiction shall determine by final judgment that the scope or time period of any of the Restrictions is too broad to be capable of enforcement, such Court is authorized to modify such covenants and to enforce them to the full scope and extent and for the full time period that the Court deems just and equitable.

5.	Covenants of Seller. Seller promises, covenants and agrees as follows:

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a.               Seller shall use its reasonable best efforts to transition as much of Confidential Information as possible to Buyer, including Seller’s customers, potential customers and clients, business relations and goodwill.

b.               Seller shall provide to Buyer, on or about the Closing Date, all of its billing records, any other records relating to customer accounts, and any other records required by Buyer.

c.               From and after the date of this Agreement until the Closing Date, Seller shall (i) conduct its business only in the same manner as heretofore and shall not conduct any going- out-of-business, clearance or similar promotions; (ii) use its best efforts to preserve its business, properties and assets, and any existing relationships with customers, suppliers and others having dealings with Seller (iii) maintain the usual, regular and ordinary course of business, consistent with Seller’s historical practices, and shall not make any extraordinary purchase of equipment; (iv) maintain all Assets used in connection with the Seller’s business in customary repair, order and condition, reasonable use and wear and tear excepted; (v) maintain in force adequate fire and liability insurance on all Assets to be sold pursuant to this Agreement and with respect to the conduct of the Seller’s business (vi) maintain the books, accounts and records relating to the Seller’s business in the usual, regular and ordinary manner; and (vii) not make any capital expenditures or enter into any long-term purchase contract for goods or contract for services extending beyond the Closing Date without prior written consent of Buyer.

6.             Seller’s Representations and Warranties. To the best knowledge of Seller, Seller makes the following representations and warranties and agrees the same shall be true and correct as of the Closing and for a period of not less than one (1) year thereafter, where applicable:

a.              Seller is a Limited Liability Company duly organized, validly existing an in good standing under the laws of the State of Wyoming. Seller has full corporate power and authority to execute and deliver this Agreement, to perform or cause to be performed its obligations hereunder and to consummate or cause to be consummated the transactions contemplated hereby.

b.              The execution of this Agreement and the consummation of the transaction contemplated herein does not conflict with or violate any provisions of or create a breach of any agreement to which Seller is a party.

c.              Seller has, and will deliver to Buyer at Closing, good and marketable title to all Assets to be transferred pursuant to this Agreement, free and clear of and from any claims, liens, encumbrances, security interest or liabilities.

d.              Except as may be expressly contemplated in this Agreement, there has not been any material adverse change in the Assets, taken as a whole, and this Assets have been utilized or conducted with only in the ordinary course.

e.              Seller paid or adequately provided for any and all debt levied onto this Assets, licenses, or other charges levied, assessed, imposed or accrued upon any of this property of the Seller or in connection with the Seller’s business that may burden this Assets as of the date of this Agreement (including, without limitation, personal property tax, sales and use tax and any income taxes).

f.                  There is no claim, action, suit, proceeding or investigation pending or, to the Knowledge of Seller, threatened, against or involving Seller or one or more of its subsidiaries which questions the validity of this Agreement or seeks to prohibit or enjoin or otherwise challenge the transactions contemplated, and, to the Knowledge of Seller, there is no basis for any such claim, action, suit, proceeding or governmental investigation.

g.             Prior to the Closing, Seller shall deliver to Buyer true and correct copies of all warranties, which are in the possession of Seller, of manufacturers and/or vendors affecting improvements affecting any of the Assets being sold hereunder.

h.             In the event any material adverse changes occur prior to the Closing Date as to any information, documents, schedules or exhibits contained or referred to in this Agreement, Seller will immediately disclose the same to Buyer when first known to Seller.

i.               All of the Assets to be sold or the use thereof to be transferred to Buyer is now, and at the Closing will be, in good operating condition, in a good condition of maintenance and repair and in at least as good a condition as on the date hereof, and between the date hereof and the Closing Date, Seller will maintain such tangible properties and assets in accordance with good maintenance practice.

j.                 No representation, warranty or statement of Seller omits or will omit to state any material facts necessary to make each such representation, warranty or statement in this Agreement accurate in all material respects.

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7.	Buyer’s Representations and Warranties. Buyer represents and warrants as follows:

a.              Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Wyoming.

b.              The execution of this Agreement and the consummation of the transaction contemplated herein does not conflict with or violate any provisions of the Articles of Organization or Operating Agreement of the Buyer, or any other agreement to which Buyer is a party.

c.              No representation, warranty or statement of Buyer omits or will omit to state any material facts necessary to make each such representation, warranty or statement in this Agreement accurate in all material respects.

8.            Conditions Precedent. The obligations of the Buyer under this Agreement are subject to the following conditions, any of which the Buyer may waive:

a.              There shall not have been from the date hereof to the Closing any damage, destruction or loss, of or to the Assets.

b.              All covenants herein made by Seller which are to be performed at or prior to the Closing hereunder shall have been duly performed.

c.              All proceedings taken or to be taken in connection with the transactions contemplated by this Agreement shall be consummated at or prior to the Closing Date, and all documents, schedules, exhibits and certificates shall be satisfactory in form and substance to Buyer. Buyer shall have received copies of all documents which it has requested in connection with said transaction.

d.             There shall not have been any material breach of the representations or warranties of Seller contained in this Agreement, and such representations and warranties shall continue to be true on the Closing Date.

9.             Closing. The consummation of the transaction described in this Agreement (the “Closing”) shall take place on or before February 30th, 2022, (the “Closing Date”), at the principal business office of Buyer or Buyer’s attorney or other designee, or on such other date and location as shall be mutually agreeable to Buyer and Seller. At the Closing, Seller shall evidence the transfer of title of the Assets by executing the Bill of Sale, and Buyer shall deliver the Purchase Price as provided above.

10.          Closing Documents and Deliveries.

a.             Seller’s Deliverables.

(i)                   At the Closing, the Seller shall deliver to, or cause to be delivered to, Buyer the Bill of Sale, attached as Exhibit C, and such other instruments or transfer documents as Buyer shall reasonably deem necessary or appropriate for the sale and delivery of Assets.

(ii)                  Seller shall execute all legal documents necessary to convey clear title to Buyer of the Assets transferred, and shall take such other actions as Buyer may reasonably require for Buyer to more fully and effectively take title to or assume the Assets described herein.

b. Buyer’s Deliveries. At the Closing, the Buyer shall deliver to, or cause to be delivered to Seller the Promissory Note of the Purchase Price.

11.           Transition Assistance. As additional consideration for the Purchase Price, Seller shall provide Buyer with administrative, training and similar services for a transitional period not to exceed forty (24) hours immediately following the Closing hereof. In the event Buyer needs additional administrative, training or similar support following the 24 hours period described above, Buyer may engage Seller for such services under terms and conditions mutually agreeable to each of the parties in a separate agreement.

12.          Default. In the event Seller fails to comply with all of the terms and conditions of this Agreement or otherwise fails to deliver any one or more of its deliverables hereunder on or before the Closing hereof, Buyer may, at its election terminate this Agreement on or prior to the Closing Date. In the event of such termination by Buyer, Buyer shall have no obligation to deliver any portion of the Purchase Price to Seller.

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13.          Indemnification. The Seller shall indemnify and hold harmless the Buyer against and in respect of:

a.              all liabilities and obligations of, or claims against, the Buyer arising by reason of Seller’s ownership or control of the Assets prior to the Closing Date.

b.             any damage or deficiency resulting from any misrepresentations or breach of a representation or warranty by Seller under this Agreement.

c.              all suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorney’s fees, which may be imposed upon or incurred by or asserted against the Buyer incident to or arising out of any action, activity or operations of Seller’s business prior to and including the Closing Date.

d.             any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including without limitation, reasonable attorney fees, incident to any of the forgoing provisions of this paragraph; provided, however, that Buyer shall give Seller notice in writing as soon as practicable of any such action, suit, proceeding, claim, demand or assessment against Buyer, and Seller shall have the option, at it sown cost and expense, through counsel designated by it, to defend any such action or claim. Buyer shall have the right (but not the duty) to retain its own counsel and participate in the defense of any action or settlement of any such claim undertaken by Seller.

e.              Promptly upon receipt of Buyer of a notice of a claim by a third party which may give rise to a claim for indemnification, Buyer shall give written notice thereof to Seller. If Seller gives to Buyer an agreement in writing, in form satisfactory to Buyer’s counsel, to defend such claim, Seller may, at their sole expense, undertake the defense against such claim and may contest or settle such claim on such terms, at such time and in such manner as Seller is its sole discretion shall elect and Buyer shall execute such documents and take such steps as may be reasonable necessary in the opinion of counsel for Seller to enable Seller to conduct the defense of such claims. In any and all events, each of the parties hereto shall have such access to the records and files of the other party hereto relating to any such claim as may be reasonably necessary to effectively defend or participate in the defense thereof.

14.          Agreement Fully Read and Understood. This Agreement has been carefully read by all parties, and the contents are known and understood by all parties. The recitals stated above are incorporated herein by reference. The parties have each taken the opportunity and waived or received independent legal advice from the attorneys of their choice with respect to the preparation, review and advisability of executing this Agreement. Prior to execution of this Agreement by each party, acknowledges that they have executed this Agreement after independent investigation and without fraud, duress, or undue influence.

15.           Brokers. Sellers and Buyer represent to and agree with each other that no broker or finder has been involved in any manner in the negotiation or consummation of the transactions contemplated. Seller agrees to indemnify and save Buyer harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation made or alleged to have been made by Seller.

16.          Payment of Legal Fees. Buyer and Seller shall each pay their own professional or other third-party fees incurred in the preparation, revision or modification of this Agreement. The parties agree that the cost of the preparation of this document will be paid out of the funds before they are distributed to the Seller.

17.           Risk of Loss. The risk of any loss, damage, impairment, confiscation or condemnation of the Assets or any part of any thereof shall be upon Seller at all times prior to the Closing Date. In any such event, the proceeds of, or any claim for any loss payable under, any Seller insurance policy, judgment or award shall be payable to Seller, which may repair, replace or restore nay such Asset as soon as possible after its loss, impairment, confiscation or condemnation or, if insurance proceeds are insufficient to repair, replace or restore the property, pay such proceeds to Buyer, provided that in the event of substantial damage to a material part of the Assets, either party may terminate this Agreement with no penalty or liability to the other. In such event of termination, Buyer shall retain the Earnest Deposit.

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18.          Miscellaneous.

a.              Casualty prior to Closing. If prior to Closing Date any of the Assets shall be damaged by a computer virus or any other casualty, the Buyer shall have the option (i) of terminating this Agreement without liability, or (ii) to waive diminution in value and close under this Agreement, buying the Assets “as is,” in which event the Buyer shall be entitled to receive the proceeds of any insurance paid to Seller by reason of such loss or damage.

b.              Bulk Sale Law. Buyer hereby waives compliance by Seller with the provisions of the Bulk Sales Law of any state and Seller agrees to indemnify Buyer against and hold Buyer harmless from any and all claims, demands, liabilities and obligations arising out of the failure or alleged failure of the Seller to comply with any such law in respect of such sales transfers. Buyer and Seller shall jointly execute a letter to creditors of Sellers advising them of the sale.

c.              Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Wyoming.

d.             Effect of Agreement. This Agreement sets forth the entire understanding of the parties. It shall not be changed or terminated orally. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of the parties.

e.              Severability. If any provisions of this Agreement shall for any reason be held invalid, then the invalidity of such specific provision shall not be held to invalidate any other provisions of this Agreement which shall, therefore, remain in full force and effect.

f.               Notices. Any notice or other communications required or permitted hereunder shall be sufficiently given if sent by hand delivery, facsimile transmission, overnight mail or registered or certified mail, postage prepaid, with return receipt requested, addressed as follows:

To Buyer:

Director

MEDIES

4 Fall Park Court Leeds LS13 2LP, UK

(Tel) (44) 7967 396263

(e-mail) medies@mail.com

To Seller:

Chief Executive Officer

MetConnect

3932 Walgrove Avenue, Unit A

Los Angeles, CA 90066

(e-mail) metconnect@mail.com

Any such notice shall be deemed received if by hand delivery, facsimile transmission or overnight mail upon receipt and delivery of electronic or written confirmation or if by registered or certified mail, two (2) days following proper posting with the U.S. Postal Service. Either party may change their address for purposes of giving notice upon written notice to the other party.

g.              Counterparts. This Agreement may be executed in counterparts and all such executed counterparts shall be deemed to constitute a single Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

BUYER

MEDIES

a Wyoming Corporation Liability Company

By: ________________________

Title: President

SELLER

MetConnect

a Wyoming Limited Liability Company

By: ___________________________

Title: Chief Executive Officer

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Exhibit A

PROMISSORY NOTE

On the 30th day of February, 2022, hereinafter known as the"Start Date", MEDIES of 4 Fall Park Court Leeds LS13 2LP, UK, hereinafter known as the “Borrower”, has received and promises to payback MetConnect of 3932 Walgrove Avenue, Unit A, Los Angeles, California 90066, hereinafter known as the “Lender”, the principal sum of Twenty Five Thousand Five Hundred US Dollars ($25,500) with interest accruing on the unpaid balance at a rate of zero percent (%) per annum, hereinafter known as the "Borrowed Money", beginning as of the Start Date in the manner as follows:

1.            PAYMENTS: The full balance of this Note, including all accrued interest and late fees, is due and payable on the 30th day of February, 2024, hereinafter known as the "Due Date".

A.	Lump Sum/Installment(s).

- LUMP SUM – Borrower shall pay a lump sum to be made in-full, principal and interest included, of Twenty-Five Thousand Five Hundred Dollars ($25,500) by the Due Date.

LATE FEE - There shall be a late payment fee of Ten Thousand Dollars ($10,000) applied immediately if the Lump Sum is not paid on the due date, in addition to any other fees recovered through the possible civil lawsuit.

2.	SECURITY:

UNSECURED LOAN – There shall be NO SECURITY provided in this Note

3.            INTEREST DUE IN THE EVENT OF DEFAULT: In the event the Borrower fails to pay the note in-full on the Due Date, unpaid principal shall accrue interest at the maximum rate allowed by law, until the Borrower is no longer in default.

4.            ALLOCATION OF PAYMENTS: Payments shall be first credited any late fees due, then to interest due and any remainder will be credited to principal.

5.            REPAYMENT: Borrower may pre-pay this Note without penalty.

6.            ACCELERATION: If the Borrower is in default under this Note or is in default under another provision of this Note, and such default is not cured within the minimum allotted time by law after written notice of such default, then Lender may, at its option, declare all outstanding sums owed on this Note to be immediately due and payable.

6A. SECURITY - This includes any rights of possession in relation to the Security described in Section 2.

7.           ATTORNEYS’ FEES AND COSTS: Borrower shall pay all costs incurred by Lender in collecting sums due under this Note after a default, including reasonable attorneys’ fees. If Lender or Borrower sues to enforce this Note or obtain a declaration of its rights hereunder, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorneys’ fees and costs incurred in the proceeding (including those incurred in any bankruptcy proceeding or appeal) from the non-prevailing party.

8.            WAIVER OF PRESENTMENTS: Borrower waives presentment for payment, notice of dishonor, protest and notice of protest.

9.            NON-WAIVER: No failure or delay by Lender in exercising Lender’s rights under this Note shall be considered a waiver of such rights.

10.          SEVERABILITY: In the event that any provision herein is determined to be void or unenforceable for any reason, such determination shall not affect the validity or enforceability of any other provision, all of which shall remain in full force and effect.

11.          INTEGRATION: There are no verbal or other agreements which modify or affect the terms of this Note. This Note may not be modified or amended except by written agreement signed by Borrower and Lender.

12.          CONFLICTING TERMS: The terms of this Note shall control over any conflicting terms in any referenced agreement or document.

13.          NOTICE: Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be made to the parties at the addresses listed below.

14.          NO-SIGNER:

- NO CO-SIGNER – This Note shall not have a Co-Signer.

15.          EXECUTION: The Borrower executes this Note as a principal and not as a surety.

16.         GOVERNING LAW: This note shall be governed under the laws in the State of Wyoming.

17.          SIGNATURE AREA:

To Buyer as follows:

The Director

MEDIES

4 Fall Park Court Leeds LS13 2LP, UK

(Tel) (44) 7967 396263

(e-mail) kenneth164@hotmail.com

To Seller as follows:

The Chief Executive Officer

MetConnect

3932 Walgrove Avenue, Unit A Los Angeles, CA 90066

(Tel) 1 424 465 0407

(e-mail) metconnect@mail.com

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Exhibit B

Asset Purchase Agreement LIST OF ITEMS

1	Meta Movement Business Plan
1	Meta Movement Website www.metamovement.com
1	Meta Movement NFT: Non-Fungible Token Tech Art
1	Meta Movement Logo; Conjoined with impending Trade Mark
1	Meta Movement Branding Design: Its signature elements, components, text, slogans, color scheme, typography
1	Meta Movement World Wide Web Presence & All social networks media platforms

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Exhibit C

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that as of February 30, 2022, and in consideration of the sum of the Purchase Price, as that term is defined in that certain Asset Purchase Agreement (“Agreement”) among and between MetConnect , LLC, a Wyoming limited liability company, as Seller and MEDIES, corporation, as Buyer, dated of even date herewith, the receipt of which is hereby acknowledged, and undersigned does hereby grant, sell, transfer and deliver unto MEDIES, its respective successors and assigns, the following Assets described in Exhibit B attached hereto and expressly made a part of hereof by reference.

FOR $25,500 TO HAVE AND TO HOLD, all and singular, the said assets in the Asset Purchase Agreement, forever; and the undersigned grantor hereby covenants with the said grantee, that it is the lawful owner of the said assets; that said assets are free from all encumbrances; that it has good right to sell the same as aforesaid, and that it will warrant and defend the title of the same against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, a representative of the said grantor has hereunto set his hand on behalf of grantor as of the date first above written.

MetConnect, LLC.

By its CEO: ___________________

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